Exhibit 99.1

NEWS

For Release Friday, January 28, 2005 at 2:44 p.m. ET:

WJ Communications Announces New Board Member.

SAN JOSE, Calif.—(BUSINESS WIRE)—Jan. 28, 2005—WJ Communications, Inc. (Nasdaq:WJCI - News), a leading designer and supplier of high-performance RF semiconductors and Radio Frequency Identification (RFID) Reader products, today announced the appointment of Jan Loeber to its Board of Directors. Mr. Loeber will be an independent director on the WJ Communications board and has over 30 years of telecommunications industry experience.

Mr. Loeber is currently Chairman of the Board of Newfound Communications Inc., a member of the Board of Directors of Tele2 in Sweden, an advisor to the Supervisory Board of Interxion, BV in The Netherlands and an advisory board member of APAX, a U.K. based venture capital and portfolio management company. Previously Mr. Loeber held leadership positions at a number of companies as the founding Managing Director of GTS Carrier Services in Brussels, Managing Director of Bankers Trust’s Global Telecom Merchant Banking Group, founding Managing Director of Unitel (acquired by T-Mobile) in London and Group President of Nokia Americas. He has also held other senior management positions at ITT Europe in Brussels and at AT&T (Bell Laboratories) in New Jersey. Mr. Loeber received his B.S. from Michigan Technological University and his M.S. in business administration from George Washington University.

“We are delighted to welcome Jan to our Board of Directors,” said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. “We will benefit from Jan’s remarkably diverse experience as an entrepreneur, a senior Wall Street executive and as a leader at highly respected internationally known telecom companies.”

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications, RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408-577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to an RF semiconductor company and in the long term, the Company’s ability to utilize its cash effectively, the Company’s ability to successfully integrate acquired operations and achieve performance targets including the ability to maintain or improve gross margins, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

WJ Communications	Investor Relations Contacts:
Ephraim Kwok	Chris Danne, Rakesh Mehta
Chief Financial Officer	the blueshirt group for WJ Communications
408-577-6219	415-217-7722
ephraim.kwok@wj.com	chris@blueshirtgroup.com rakesh@blueshirtgroup.com